UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

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400 CHESAPEAKE DRIVE
REDWOOD CITY, CALIFORNIA 94063

December 27, 2017

Dear Stockholders of Avinger, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Avinger, Inc., a Delaware corporation, which will be held on Monday, January 29, 2018 at 1:00 p.m. Pacific Time, in person at 400 Chesapeake Drive, Redwood City, California 94063.

At the Special Meeting, you will be asked to consider and vote on (1) a Proposal to approve the proposed issuance and sale by Avinger, Inc. (the “Company” or “Avinger”) of up to $15,000,000 in shares of its Common Stock to Lincoln Park Capital Fund, LLC (“Lincoln Park” or “LPC”), in accordance with NASDAQ Stock Market Rule 5635(d); and (2) a Proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2018 annual meeting of stockholders without further approval or authorization of our stockholders. At the Special Meeting, you may also be asked to consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the above matters at the time of the Special Meeting.

Avinger’s board of directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that it is in the best interests of Avinger and its stockholders, and declared it advisable, to effect the above stock issuance and sale and amendment to Avinger’s Amended and Restated Certificate of Incorporation; (2) directed that the stock issuance to Lincoln Park and the adoption of the amendment to Avinger’s Amended and Restated Certificate of Incorporation be submitted to a vote at the Special Meeting; and (3) resolved to recommend that the Avinger stockholders vote in favor of the stock issuance and sale to Lincoln Park and the adoption of the amendment to Avinger’s Amended and Restated Certificate of Incorporation in accordance with the Delaware General Corporation Law.

Avinger’s board of directors unanimously recommends that you vote (1) “FOR” the issuance and sale of up to $15,000,000 in shares of Avinger’s Common Stock to Lincoln Park; (2) “FOR” the adoption of an amendment to Avinger’s Amended and Restated Certificate to effect a reverse stock split; and (3) “FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the issuance to Lincoln Park or to adopt the amendment to Avinger’s Amended and Restated Certificate of Incorporation at the time of the Special Meeting.

The accompanying proxy statement provides detailed information about the Special Meeting and the matters to be voted on at the Special Meeting. A copy of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached as Appendix A to the proxy statement. We encourage you to read the proxy statement and its appendix carefully and in their entirety, as they contain important information.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail.

If you have any questions or need help voting your shares, please contact our proxy solicitor:

The Proxy Advisory Group, LLC
18 East 41st Street, 20th Floor
New York, NY 10017
Avinger Stockholders May Call:
1 (888) 557-7699 (Toll-Free From the U.S. and Canada)
or
1 (212) 616-2180 (From Other Locations)

We appreciate your continued support of Avinger.

Sincerely,
/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer Redwood City, California

The accompanying proxy statement is dated December 27, 2017, and together with the enclosed form of proxy card, is first being mailed on or about December 28, 2017.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 29, 2018

Notice is hereby given that a special meeting (the “Special Meeting”) of stockholders of Avinger, Inc., a Delaware corporation, referred to as “Avinger” or the “Company” will be held on Monday, January 29, 2018 at the Company’s principal executive offices at 400 Chesapeake Drive, Redwood City, California 94063, at 1:00 p.m. Pacific time, for the following purposes:

1.	To approve the proposed issuance and sale by the Company of up to $15,000,000 in shares of Common Stock to Lincoln Park Capital Fund, LLC (“Lincoln Park” or “LPC”), in compliance with NASDAQ Stock Market Rule 5635(d);
2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2018 annual meeting of stockholders without further approval or authorization of our stockholders; and
3.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt certain of the above proposals.

Our board of directors has fixed the close of business on December 21, 2017 as the record date for the Special Meeting. Only stockholders of record on December 21, 2017 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail.

If you have any questions or need help voting your shares, please contact our proxy solicitor:

The Proxy Advisory Group, LLC
18 East 41st Street, 20th Floor
New York, NY 10017
Avinger Stockholders May Call:
1 (888) 557-7699 (Toll-Free From the U.S. and Canada)
or
1 (212) 616-2180 (From Other Locations)

We appreciate your continued support of Avinger.

By order of the Board of Directors,
/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer Redwood City, California

Dated: December 27, 2017

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	1
What matters am I voting on?	1
Why is the Company seeking to authorize the issuance of 20% or more of the Company’s outstanding common stock?	1
Why is the Company seeking to implement a reverse stock split?	1
What are the consequences of being delisted from NASDAQ?	1
How does the board of directors recommend I vote on these proposals?	2
Who is entitled to vote?	2
How many votes are needed for approval of each proposal?	3
What is the quorum?	3
How do I vote?	3
Can I change my vote?	3
What do I need to do to attend the Special Meeting in person?	4
What is the effect of giving a proxy?	4
How are proxies solicited for the Special Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	4
Where can I find the voting results of the Special Meeting?	4
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	5
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5
Who can help answer my questions?	6
PROPOSAL 1 – APPROVAL OF ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK PURSUANT TO THE LINCOLN PARK TRANSACTION	7
Reasons for the Proposal	7
Possible Effects of the Proposal	7
Required Vote	8
PROPOSAL 2 – REVERSE STOCK SPLIT	9
Reasons for the Reverse Stock Split	10
Possible Effects of the Reverse Stock Split	11
Effectiveness of Reverse Stock Split	14
Exchange Procedures	14
No Appraisal Rights	15
Vote Required	15
PROPOSAL 3 – ADJOURNMENT OF THE SPECIAL MEETING	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
WHERE YOU CAN FIND MORE INFORMATION	18
OTHER MATTERS	19
APPENDIX A:	CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AVINGER, INC.

i

AVINGER, INC.

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on January 29, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Special Meeting of stockholders of Avinger, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held on Monday, January 29, 2018 at 1:00 p.m. Pacific Time, at the Company’s principal executive offices at 400 Chesapeake Drive, Redwood City, California 94063. This proxy statement is first being mailed on or about December 28, 2017 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	Proposal 1 – to approve the proposed issuance and sale by the Company of up to $15,000,000 in shares of Common Stock to Lincoln Park, in compliance with NASDAQ Stock Market Rule 5635(d) to the extent such issuance could result in the Company issuing twenty percent (20%) or more of the issued and outstanding Common Stock of the Company;
•	Proposal 2 – to authorize an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2018 annual meeting of stockholders without further approval or authorization of our stockholders; and
•	Proposal 3 – to approve the potential adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 or Proposal 2 at the time of the Special Meeting.

Why is the Company seeking to authorize the issuance of 20% or more of the Company’s outstanding common stock?

Under the Purchase Agreement entered into with Lincoln Park on November 3, 2017, pursuant to which we may issue and sell to Lincoln Park up to $15,000,000 of the Company’s Common Stock, no more than 19.99% of the Company’s shares may be issued to Lincoln Park without stockholder approval. The Lincoln Park Purchase Agreement is our primary financing source in the near term, and at this time we are not subject to any other agreements for alternative financing sources. We can provide no assurance that we will be successful in raising funds through additional equity or debt financings or that such funds will be raised at prices that do not create substantial dilution for our existing stockholders. As a result, the Company is seeking stockholder approval in order to have the ability to issue the full $15,000,000 of Common Stock to Lincoln Park.

Why is the Company seeking to implement a reverse stock split?

The reverse stock split is being proposed to increase the market price of our common stock to satisfy the $1.00 minimum closing bid price required to avoid the delisting of our common stock from The NASDAQ Global Market (“NASDAQ”). In addition, a higher stock price may, among other things, increase the attractiveness of our common stock to the investment community.

What are the consequences of being delisted from NASDAQ?

If we do not effect the reverse stock split, it is likely that we will not be able to meet the $1.00 minimum closing bid price continued listing requirement of NASDAQ and our common stock would be delisted from NASDAQ. If we are delisted from NASDAQ, we may be forced to seek to be traded on the OTC Bulletin Board or the “pink sheets,” which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from NASDAQ, including, but not limited to, the following:

•	the liquidity and market price of our common stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;
•	our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;
•	our institutional investors may be less interested in or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;
•	we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations, making the granting of stock options and other equity incentives to our employees more difficult; and
•	if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” Proposal 1 to approve the proposed issuance and sale by the Company of up to $15,000,000 in shares of Common Stock to Lincoln Park, in compliance with NASDAQ Stock Market Rule 5635(d) to the extent such issuance could result in the Company issuing twenty percent (20%) or more of the issued and outstanding Common Stock of the Company;
•	“FOR” Proposal 2 to authorize an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-40, with the exact ratio to be set within that range at the discretion of our board of directors before the day prior to the 2018 annual meeting of stockholders without further approval or authorization of our stockholders; and
•	“FOR” Proposal 3 to approve the potential adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes to adopt Proposal 1 or Proposal 2 at the time of the Special Meeting.

Who is entitled to vote?

Holders of our Common Stock as of the close of business on December 21, 2017, the record date for the Special Meeting, may vote at the Special Meeting. As of the record date, there were 32,839,998 shares of our Common Stock outstanding. In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our Common Stock held by them on the record date.

Registered Stockholders. If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and notice of the Special Meeting was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and notice of the Special Meeting was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•	Proposal 1: Approval of the issuance of common shares to Lincoln Park to the extent such issuance could result in the Company issuing twenty percent (20%) or more of the issued and outstanding Common Stock of the Company requires a majority of the votes cast by stockholders of the Company present or represented by proxy at the Special Meeting. Abstentions and broker non-votes will not be counted. To the extent Lincoln Park holds any of our Common Stock as of the record date, we will disregard any votes cast on Proposal 3 by Lincoln Park, given Lincoln Park’s interest in the Purchase Agreement (the “Purchase Agreement”) that the Company entered into on November 3, 2017 with Lincoln Park.
•	Proposal 2: The amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of holders of a majority of the outstanding shares of the Company’s Common Stock. Because the affirmative vote of holders of a majority of the outstanding shares of the Company’s Common Stock is required for this proposal, abstentions and broker non-votes will have the same effect as votes against this proposal.
•	Proposal 3: Approval of the potential adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote, whether or not a quorum is present. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on January 28, 2018 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by written ballot at the Special Meeting.

Even if you plan to attend the Special Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•	entering a new vote by Internet or by telephone;
•	completing and mailing a later-dated proxy card;

•	sending a notice of revocation to the Secretary of Avinger, Inc., in writing, at 400 Chesapeake Drive, Redwood City, California 94063; or
•	completing a written ballot at the Special Meeting. Merely attending the Special Meeting without voting will not cause a previously granted proxy to be revoked unless you specifically request revocation.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote, or you may attend the Special Meeting and complete a written ballot if you have obtained a legal proxy giving you the right to vote the shares from the broker, bank or other nominee who holds your shares.

What do I need to do to attend the Special Meeting in person?

Space for the Special Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:30 p.m. Pacific Time and the Special Meeting will begin at 1:00 p.m. Pacific Time. Each stockholder should be prepared to present:

•	valid government photo identification, such as a driver’s license or passport; and
•	if you are a street name stockholder, proof of beneficial ownership as of December 21, 2017, the record date, such as your most recent account statement reflecting your stock ownership prior to December 21, 2017, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Special Meeting. Please allow ample time for check-in. Parking is limited.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jeffrey M. Soinski and Matthew B. Ferguson have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our board of directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at the following address:

Avinger, Inc.
Attention: Investor Relations
400 Chesapeake Drive
Redwood City, California 94063
Tel: (650) 241-7900

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must have received the written proposal at our principal executive offices not later than December 26, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Avinger, Inc.
Attention: Secretary
400 Chesapeake Drive
Redwood City, California 94063

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 9, 2018; and
•	not later than the close of business on March 11, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2018 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2018 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of our 2018 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions concerning the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Common Stock, please contact our proxy solicitor:

The Proxy Advisory Group, LLC
18 East 41st Street, 20th Floor
New York, NY 10017
Avinger Stockholders May Call:
1 (888) 557-7699 (Toll-Free From the U.S. and Canada)
or
1 (212) 616-2180 (From Other Locations)

If your broker, bank or other nominee holds your shares of Common Stock, you should also call your broker, bank or other nominee for additional information.

PROPOSAL 1

APPROVAL OF ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK PURSUANT TO THE LINCOLN PARK TRANSACTION

Our board believes it is in the best interest of the Company and its stockholders to approve the issuance of the full number of shares of Common Stock available under the Purchase Agreement that the Company entered into on November 3, 2017 with Lincoln Park.

Pursuant to the Purchase Agreement, Lincoln Park has agreed to purchase from us up to an aggregate of $15,000,000 of our Common Stock (subject to certain limitations) from time to time over the thirty-month term of the Purchase Agreement. At the time we signed the Purchase Agreement, we issued 943,396 shares of our Common Stock (the “Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. Our board of directors unanimously approved this transaction.

Under the Purchase Agreement, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 250,000 shares on any single business day, and such amounts may be increased to up to 350,000 shares on a single business day if the market price of our Common Stock meets certain price thresholds set forth in the Purchase Agreement, subject to a maximum of $500,000 per purchase. We will control the timing and amount of any sales of our Common Stock to Lincoln Park, subject to certain trading volume, share price and beneficial ownership limitations set forth in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

All shares of Common Stock will be issued pursuant to our registration statement on Form S-1 (File No. 333-221368), previously filed with the SEC on November 6, 2017 and declared effective by the SEC on November 17, 2017. The shares of our Common Stock to be issued to Lincoln Park are not subject to preemptive rights. We did not receive any cash proceeds from the issuance of the Commitment Shares.

Reasons for the Proposal

Our Common Stock is listed on the NASDAQ Global Market under the symbol “AVGR,” and we are subject to the NASDAQ listing standards set forth in its Marketplace Rules. NASDAQ Stock Market Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering: (a) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (b) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Because the total number of shares issued by us to date in connection with the Purchase Agreement has not exceeded 20%, we were not required to seek stockholder approval for those sales. However, future sales under the Purchase Agreement may result in the issuance by us of 20% or more of our outstanding Common Stock, which would require stockholder approval under NASDAQ rules. Accordingly, we are seeking approval from our stockholders of the proposed issuances of shares under the Purchase Agreement in excess of 19.99% of our outstanding Common Stock.

As previously disclosed, we continue to devote substantial resources to product development, clinical trials and commercialization efforts. In order to execute our business plan and successfully commercialize our Lumivascular platform, we require additional working capital. We additionally expect to use cash proceeds from the sale of our Common Stock under the Purchase Agreement to service our outstanding debt, and for general corporate purposes.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal 1, then we will need to find alternative sources of capital to fund our operations in the near term. Such capital may or may not be available to us on terms favorable to us or at all. We can provide no assurance that we will be successful in raising funds pursuant to additional equity or debt financings or that such funds will be raised at prices that do not create substantial dilution for our existing stockholders.

If the stockholders approve this Proposal 1, we expect to sell shares to Lincoln Park as and when needed, unless more attractive sources of capital are identified and secured. We need to obtain additional financing in the near term to continue our operations. We are evaluating financing opportunities available to us and intend to pursue whatever course of action the Board determines to be in the best interests of the Company and its stockholders. We can provide no assurance that we will be able to consummate a financing or that any such financing will be on terms that are acceptable to our board of directors. In the event we are unsuccessful in raising funds in this financing, we will need to explore fundraising alternatives, declare bankruptcy or cease operations. Based on the market price of $0.2148 as of the record date, the additional issuances could result in substantial dilution to our stockholders.

Required Vote

To approve the issuance to Lincoln Park, a majority of the votes cast by stockholders of the Company present or represented by proxy at the Annual Meeting must be voted FOR the approval of the issuance. Abstentions and broker non-votes will not be counted. To the extent Lincoln Park holds any of our Common Stock as of the record date, we will disregard any votes cast on Proposal 1 by Lincoln Park, given Lincoln Park’s interest in the Purchase Agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK TO
LINCOLN PARK

PROPOSAL 2

REVERSE STOCK SPLIT

The board of directors has unanimously adopted a resolution seeking stockholder approval to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, which we refer to as the “Reverse Stock Split.” If this Proposal is approved by the stockholders, the board of directors may subsequently effect, in its sole discretion, the Reverse Stock Split using a split ratio of between, and including, 1-for-20 and 1-for-40 (for example, 1-for-20, 1-for-30, or 1-for-40). Approval of this Proposal by the stockholders would give the board of directors authority to implement the Reverse Stock Split at any time on or before the day prior to the 2018 annual meeting of stockholders. In addition, despite the approval of this Proposal by the stockholders, the board of directors may, in its sole discretion, determine not to effect and abandon the Reverse Stock Split without further action by the stockholders.

The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix A. The amendment will effect a Reverse Stock Split of the Company's Common Stock using a split ratio between, and including, 1-for-20 and 1-for-40, with the actual ratio within this range to be selected by the board of directors following stockholder approval. The board of directors believes that stockholder approval of a range of potential split ratios (rather than a single split ratio) provides the board of directors with the flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock. If the stockholders approve this proposal, the Reverse Stock Split will be effected only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the stockholders at that time. In connection with any determination to effect the Reverse Stock Split, the board of directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein. If the board of directors does not implement the Reverse Stock Split on or before the day prior to the 2018 annual meeting of stockholders, the authority granted in this Proposal to implement the Reverse Stock Split on these terms will terminate. The board of directors reserves its right to elect not to proceed with and to abandon the Reverse Stock Split if it determines, in its sole discretion, that this Proposal is no longer in the best interests of the stockholders. No further action by the stockholders will be required for the board of directors to either implement or abandon the Reverse Stock Split.

In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the Company’s Common Stock;
•	the then prevailing trading price and trading volume of the Company’s Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for the Company’s Common Stock;
•	our ability to continue our listing on the NASDAQ;
•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

To avoid the existence of fractional shares of the Company’s Common Stock, stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split any fractional shares will be rounded up to the nearest share by Computershare, N.A. (the “Exchange Agent”). Where shares are held in certificated form, the surrender of all old certificate(s) and receipt by the Exchange Agent of a properly completed and duly executed transmittal letter will be required.

As of the record date, 32,839,998 shares of the Company’s Common Stock and no shares of our Preferred Stock were issued and outstanding. Based on that number of shares of capital stock issued and outstanding, immediately following the completion of the Reverse Stock Split, and, for illustrative purposes only, assuming a 1-for-40 Reverse Stock Split, we would have approximately 821,000 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately selected by the board of directors, as well as the number of fractional shares which are rounded up to the nearest share. We do not expect the Reverse Stock Split itself to have any immediate economic effect on the stockholders, debt holders or holders of stock options, except to the extent the Reverse Stock Split will result in fractional shares as discussed in “Exchange Procedures—Fractional Shares” below. However, because the Reverse Stock Split would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by NASDAQ Stock Market Rule 5635(d) (discussed in Proposal 1), our board of directors could issue a relatively larger amount of capital stock without additional action by our stockholders.

Reasons for the Reverse Stock Split

The board of directors authorized the resolution to seek stockholder approval to effect the reverse split of the Company’s Common Stock with the primary intent of increasing the price of the Company’s Common Stock in order to meet the NASDAQ Global Market's minimum price per share criteria for continued listing on that exchange. The Company’s Common Stock is publicly traded and listed on the NASDAQ Global Market under the symbol “AVGR.” The board of directors believes that, in addition to increasing the price of the Company’s Common Stock, the Reverse Stock Split would also reduce certain of our costs, such as NASDAQ listing fees, and make the Company’s Common Stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Company’s Common Stock. Accordingly, we believe that authority granted to the board of directors to effect the Reverse Stock Split is in the Company’s and the stockholders' best interests.

On May 24, 2017, the Company received a letter from the Listing Qualifications Department of NASDAQ notifying the Company that the Company was not in compliance with NASDAQ Listing Rule 5450(a)(1), as the minimum bid price for the Company’s listed securities was less than $1 for the previous 30 consecutive business days. The Company was afforded until November 20, 2017 to regain compliance with this listing rule, but did not do so within that period. The Company has a hearing before NASDAQ on January 11, 2018 to review the Company’s lack of compliance with the NASDAQ listing rules. By initiating stockholder approval prior to our hearing before NASDAQ, we hope that NASDAQ will postpone any decision regarding the delisting of our Common Stock until such time as we are able to implement the Reverse Stock Split.

In addition to establishing a mechanism for the price of the Company’s Common Stock to meet the NASDAQ's minimum price requirement, we also believe that the Reverse Stock Split will make the Company’s Common Stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of the Company’s Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of Common Stock available in the public market.

Reducing the number of outstanding shares of the Company’s Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Company’s Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Company’s Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Company’s Common Stock will increase following the Reverse Stock Split, that the market price of the Company’s Common Stock will not decrease in the future, or that our Common Stock will achieve a high enough price per share to permit its continued listing by NASDAQ.

In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our Common Stock on the NASDAQ Global Market, and will consider available options to resolve our non-compliance with the NASDAQ listing rules. We believe that our ability to remain listed on the NASDAQ Global Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our Common Stock is subsequently delisted, we could experience significant negative impacts including the acceleration of our outstanding debt with CRG Partners III L.P. and certain of its affiliated funds due to the invoking of a material adverse change clause. In addition, if our stock is delisted it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Possible Effects of the Reverse Stock Split

General

If the Reverse Stock Split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of the Company’s Common Stock based on the Reverse Stock Split ratio selected by the board of directors. Because we do not currently have shares of our Preferred Stock outstanding, the Reverse Stock Split will not have any impact on our Preferred Stock. The Company’s Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company’s Common Stock under the Exchange Act, or, except as described above, the listing of the Company’s Common Stock on the NASDAQ Global Market. Following the Reverse Stock Split, we expect that the Company’s Common Stock will continue to be listed on the NASDAQ Global Market or another market tier administered by NASDAQ under the symbol “AVGR,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of the Company’s Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described in “Exchange Procedures—Fractional Shares” below. For example, a holder of 2% of the voting power of the outstanding shares of the Company’s Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Company’s Common Stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The board of directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Because the number of authorized shares of our Common Stock and Preferred Stock will not be reduced in connection with the Reverse Stock Split, the Reverse Stock Split will increase the Board’s ability to issue authorized and unissued shares of our Common Stock or Preferred Stock without further stockholder action. The issuance of these shares would have a potentially more dilutive effect on our existing stockholders if the Reverse Stock Split is effected, and could also allow the Company to resist a hostile takeover attempt or other changes in management. The Company plans to seek additional financing in fiscal 2018, including through the Purchase Agreement with Lincoln Park. Other than the Purchase Agreement, the Company has not entered into any agreements providing for the issuance of any of the authorized but unissued shares, whether available as a result of the Reverse Stock Split or otherwise.

Effect on the Company’s Stock Plans

The Company’s 2009 Stock Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan each provide for proportionate adjustments to the number of shares subject to the applicable plan in the event of a reverse stock split. With respect to outstanding, unexercised awards, the Reverse Stock Split will result in an increase in the applicable price per share corresponding to the ultimate reverse stock split ratio. As of the record date, the Company had:

•	2,055,150 shares of Common Stock reserved for issuance pursuant to the 2009 Stock Plan, consisting of (i) 2,055,150 shares subject to previously granted awards and (ii) no shares remaining available for grant;
•	3,978,092 shares of Common Stock reserved for issuance pursuant to the 2015 Equity Incentive Plan (subject to an automatic annual increase equal to the least of (i) 1,690,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board, as well as a further increase for any shares of Common Stock returned to the 2009 Stock Plan), consisting of (i) 1,031,793 shares subject to previously granted awards and (ii) 2,946,299 shares remaining available for grant; and

•	763,153 shares of Common Stock available for purchase pursuant to the 2015 Employee Stock Purchase Plan (subject to an automatic increase equal to the least of (i) 493,000 shares of Common Stock, (ii) one and one half percent (1.5%) of the outstanding shares of Common Stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the administrator).

Should the Reverse Stock Split be effected, each of the above stock plans provides for proportionate adjustments to the number of shares available for issuance and awardable, and as applicable, automatic proportionate adjustments to the shares awarded and the exercise price, grant price or purchase price relating to awards under such plan. Awards for a fractional share will be rounded up to the nearest share.

Accordingly, if this proposal is approved by the stockholders and the Reverse Stock Split is implemented by the board of directors, upon the filing of an amendment in the form attached as Appendix A to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and awardable and the exercise price, grant price or purchase price relating to any award under the Company’s stock plans will be proportionately adjusted using the split ratio selected by the board of directors (subject to the treatment of fractional shares as described above). The compensation committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our stock plans. For example, if a 1-for-40 reverse stock split is effected, the 2,946,299 shares that remain available for issuance under the 2015 Equity Incentive Plan (subject to increase as discussed above) as of the record date, would be adjusted to 73,658 shares (subject to the increases discussed above). In addition, the exercise price per share under each stock option would be increased by 40 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 4,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-40 split ratio into an option exercisable for 100 shares of Common Stock at an exercise price of $40.00 per share.

Effect on Authorized but Unissued Shares of Capital Stock

Currently, we are authorized to issue up to a total of 100,000,000 shares of Common Stock, of which 32,839,998 shares were issued and outstanding as of the record date, and 5,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of the record date. The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our Common Stock or Preferred Stock. Proportionately, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by NASDAQ Stock Market Rule 5635(d) (discussed in Proposal 1), our board of directors could issue a relatively larger amount of capital stock without additional action by our stockholders. The issuance of additional shares of our capital stock would dilute the voting and economic rights of our existing stockholders. Additionally, the ability to issue a relatively larger amount of capital stock could allow our board of directors to take certain actions which would discourage hostile takeover attempts. The ability to resist takeover attempts could also allow our board of directors greater power to resist or delay changes in control or the removal of our management team. Our board of directors would consider any takeover attempts and proposed changes in control or management, and would act in accordance with our stockholders’ best interests, as determined by the exercise of the directors’ business judgment.

Effect on Par Value

The certificate of amendment attached as Appendix A does not contemplate any change to the par value of our Common Stock or Preferred Stock, which are both currently $0.001 per share.

Reduction in Stated Capital

Upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Company’s Common Stock, which consists of the par value per share of the Company’s Common Stock multiplied by the aggregate number of shares of the Company’s Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of the Company's Common Stock, will be increased by the same amount by which the stated capital is reduced. The stockholders' equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, this transaction is not the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3.

Certain Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of the Company’s Common Stock that are U.S. Holders (as defined below) who hold such stock as a capital asset for federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding the Company’s Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of the Company’s Common Stock in connection with employment or other performance of services; (xi) persons who hold Company Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; or (xii) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s Common Stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s Common Stock in the Reverse Stock Split except with respect to any additional fractions of a share of the Company’s Common Stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s Common Stock in lieu of a fractional share, a U.S. Holder's aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered, and such U.S. Holder's holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered to the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described below in “Exchange Procedures—Fractional Shares,” no fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would leave a U.S. Holder with fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of the Company’s Common Stock are not clear. A U.S. Holder who receives one whole share of the Company’s Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

Effectiveness of Reverse Stock Split

The Reverse Stock Split, if approved by the stockholders and implemented by the board of directors, would become effective upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation in the form attached as Appendix A with the Secretary of State of the State of Delaware. It is expected that such a filing would take place promptly after the stockholders approve this proposal, but the board of directors will consider prevailing market conditions, the status of its discussions with NASDAQ and other relevant factors in determining when and whether to effect the Reverse Stock Split. The exact timing of the filing of the amendment will reflect the board of directors’ business judgment as to when such action will be the most advantageous to the Company and the stockholders. Approval of this proposal also grants the board of directors the right, in its sole discretion, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment attached as Appendix A, the board of directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the stockholders to proceed with the Reverse Stock Split.

Exchange Procedures

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Exchange Agent, through the Depository Trust Company's Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be required to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held in book-entry form through the Depository Trust Company's Direct Registration System representing the appropriate number of shares of the Company's Common Stock resulting from the Reverse Stock Split. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by the Exchange Agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effectiveness of the Reverse Stock Split, the Exchange Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares to be held in book-entry form.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

As soon as practicable after the surrender to the Exchange Agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent will have their holdings electronically adjusted in the name of such person.

Until surrendered as contemplated herein, a stockholder's Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of the Company’s Common Stock resulting from the Reverse Stock Split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue book-entry shares or certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately selected by the board of directors will have their resulting shares rounded up to the nearest whole share. Where shares are held in certificated form, the surrender of all Old Certificate(s) and receipt by the Exchange Agent of a properly completed and duly executed transmittal letter will also be required.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide the stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split at a split ratio between, and including, 1-for-20 and 1-for-40, as will be selected by the board of directors prior to the time of filing such a certificate of amendment with the Delaware Secretary of State. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT.

PROPOSAL 3

ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 or Proposal 2 at the time of the Special Meeting. If the Company’s stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from the Company’s stockholders that have previously returned properly signed proxies voting against Proposal 1 or Proposal 2. Among other things, approval of the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 or Proposal 2 at the time of the Special Meeting could mean that, even if we received proxies representing a sufficient number of votes against the adoption of these proposals such that they would be defeated, we could adjourn the Special Meeting without a vote on the adoption of these proposals and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of Proposal 1 and Proposal 2. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present, and the chairperson of the Special Meeting may also adjourn the Special Meeting for such purpose even if the Company’s stockholders have not approved the proposal to adjourn the Special Meeting.

The vote on this proposal is a vote separate and apart from the vote on Proposal 1 and Proposal 2. Accordingly, you may vote in favor of either or both of those proposals and vote not to approve this Proposal 3 and vice versa. Approval of this proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL REGARDING ADJOURNMENT OF THE SPECIAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of December 11, 2017 for:

•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws. As of December 11, 2017, no person or group of affiliated persons was known to us to be the beneficial owner of more than 5% of our capital stock.

Applicable percentage ownership is based on 32,589,998 shares of our Common Stock outstanding as of December 11, 2017. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of December 11, 2017. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Named Executive Officers and Directors
Jeffrey M. Soinski(1)	721,179	2.2%
Matthew B. Ferguson(2)	189,447	*
Donald A. Lucas(3)	77,849	*
James B. McElwee(4)	64,499	*
James G. Cullen(5)	173,010	*
All executive officers and directors as a group (6 individuals)(6)	1,549,035	4.8%
*	Represents ownership of less than 1%
(1)	Consists of (i) 73,044 shares of common stock held of record by Mr. Soinski and (ii) 648,1355 shares issuable upon exercise of options exercisable within 60 days of December 11, 2017.
(2)	Consists of (i) 31,552 shares of common stock held of record by Mr. Ferguson, (ii) warrants to purchase 9,653 shares of common stock and (iii) 148,242 shares of common stock issuable upon exercise of options exercisable within 60 days of December 11, 2017.
(3)	Consists of (i) 73,835 shares of common stock held by Gilbert Investments, LLC, (ii) warrants to purchase 24,862 shares of common stock held by Gilbert Investments, LLC, (iii) 13,101 shares of common stock held by 2000 James Cullen Generation Skipping Family Trust and (iv) 61,212 shares of common stock issuable upon exercise of options exercisable within 60 days of December 11, 2017. Mr. Cullen has sole voting and dispositive power with respect to shares held by Gilbert Investments, LLC and James Cullen Generation Skipping Family Trust. Mr. Cullen does not have a pecuniary interest in the James Cullen Generation Skipping Family Trust and disclaims beneficial ownership in Gilbert Investments, LLC except to the extent of his pecuniary interest therein.
(4)	Consists of (i) 23,229 shares of common stock held of record by Lucas Venture Group III, LP and (ii) 54,620 shares of common stock issuable upon exercise of options exercisable within 60 days of December 11, 2017.
(5)	Consists of (i) 15,090 shares of common stock held of record by Mr. McElwee, (ii) warrants to purchase 5,521 shares of common stock and (iii) 43,888 shares issuable upon exercise of options exercisable within 60 days of December 11, 2017.
(6)	Consists of (i) 326,766 shares of common stock outstanding, (ii) warrants to purchase 58,357 shares of common stock (iii) 1,163,912 shares issuable upon exercise of options exercisable within 60 days of December 11, 2017.

In the event that the issuance of greater than 19.99% of our outstanding stock is approved as set forth in Proposal 1, the sale of a full 15,000,000 shares of our Common Stock under the Purchase Agreement, at our share price of $0.2148 as of the record date, could result in a change in control.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
•	our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;
•	our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017;
•	our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2017, filed with the SEC on November 14, 2017; and
•	our Current Reports on Form 8-K filed with the SEC on April 24, 2017, May 31, 2017, June 15, 2017, October 16, 2017, October 23, 2017, October 27, 2017, November 6, 2017, November 22, 2017, December 11, 2017, and December 14, 2017 only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the date of the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Avinger, Inc.
400 Chesapeake Drive
Redwood City, CA 94063
Attention: Secretary

If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.avinger.com. The information included on our website is not incorporated by reference into this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. AVINGER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED DECEMBER 27, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE SENDING OR MAKING AVAILABLE OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS

The board of directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Redwood City, California December 27, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
AVINGER, INC.

Avinger, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Avinger, Inc., and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on March 8, 2007.
2.	ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of Article IV as a new Section 4.5:

4.5 Reverse Stock Split. Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation adding this Section 4.5 (the “Effective Time”), each twenty to forty shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, the exact ratio within the twenty to forty range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). Any fractional shares otherwise issuable as a result of the Reverse Stock Split will be automatically rounded up to the nearest whole share; provided, that where shares are held in certificated form, the surrender of a stockholder’s Old Certificates (as defined below) will be required. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

3.	On [•], 2018, the Board of Directors of the Corporation determined that each [•] shares of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [•], 2018.
4.	The foregoing amendment has been duly approved by the board of directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
5.	The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
6.	This Certificate of Amendment shall become effective on [•], 2018 at [•] local time in Wilmington, Delaware.

[Remainder of page left intentionally blank]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation as of [•], 2018.

AVINGER, INC.

By:	[•]
Jeffrey M. Soinski
President and Chief Executive Officer

AVINGER, INC.
400 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35093-S66388

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVINGER, INC.

NOTE: To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E35094-S66388

AVINGER, INC.
Special Meeting of Shareholders
January 29, 2018 1:00 P.M. PST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffrey M. Soinski and Matthew B. Ferguson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVINGER, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 1:00 P.M. PST on, January 29, 2018, at 400 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side